UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): August 27, 2007

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 9, 2007, Cell Therapeutics, Inc. (the “Company”) was orally notified by the staff of The Nasdaq Stock Market (“Nasdaq”) that the Nasdaq staff had concluded that the Company’s recent offering of 20,250 shares of Series C 3% Convertible Preferred Stock (the “Series C Preferred”) and warrants to purchase up to an additional 2,596,148 shares of common stock previously announced on July 26, 2007 (the “Offering”) did not comply with the voting rights rule set forth in Nasdaq Marketplace Rule 4351 and IM 4351 (the “Voting Rights Rules”). The Voting Rights Rules provide that voting rights of existing shareholders of publicly traded common stock registered under Section 12 of the Securities Exchange Act cannot be disparately reduced or restricted through any corporate action or issuance. Purchasers in the Offering (the “Holders”) were granted voting rights, contained in the Company’s Articles of Amendment to its Articles of Incorporation (the “Articles of Amendment”), that allowed them to vote on an as-converted basis, using the conversion price of $3.90 per share, which was less than the fair market value of the Company’s common stock on the date of the Offering (the “Voting Rights Provision”).

In response to the concerns raised by Nasdaq staff, the Company obtained the consent of the Holders to amend the Articles of Amendment (the “Amendment”). The Amendment adjusted the conversion ratio of the Series C Preferred for purposes of the Voting Rights Provision only, and not for the purposes of any other provision, such that the Holders have the right to the number of votes equal to the Stated Value of such shares (as defined in the Articles of Amendment, and equal to $1,000 per share of Series C Preferred as of August 20, 2007) of Series C Preferred divided by $4.53 (the closing bid price of the Company’s common stock on the date of the Offering) in all matters as to which shareholders are required or permitted to vote. The Amendment had the effect of reducing the number of votes that the Holders have because it increased the conversion price from $3.90 to $4.53 for purposes of the Voting Rights Provision. The Amendment did not change the conversion price in any other provision of the Articles of Amendment, including but not limited to the provision on conversion of such Series C Preferred into shares of common stock. The Amendment was filed with the Secretary of the State of Washington on August 20, 2007, and the Company filed a Form 8-K describing the filing of the Amendment and the impact on the Voting Rights Provision on August 22, 2007.

On August 27, 2007, the Company received a Nasdaq Staff Deficiency Letter stating that the Offering did not comply with Voting Rights Rules, but that, based on the filing of the Amendment, the Company had regained compliance with the Voting Rights Rules and that the matter was now closed.

On August 28, 2007, the Company issued a press release relating to the matters described herein, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached with this report on Form 8-K:

99.1	Press Release dated August 28, 2007 of Cell Therapeutics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: August 28, 2007	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number

99.1	Press Release dated August 28, 2007 of Cell Therapeutics, Inc.